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                                                                    Exhibit 23


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-24135) pertaining to the Palm Harbor Homes, Inc. Employee Savings Plan, and in the Registration Statement (Form S-3 No. 333-52535) and in the related Prospectus of Palm Harbor Homes, Inc. and subsidiaries of our report dated June 15, 1998, with respect to the financial statements and schedules of the Palm Harbor Homes, Inc. Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                                                         /s/ ERNST & YOUNG LLP

June 19, 1998
Dallas, Texas